Exhibit 99.1

NEWS RELEASE

For More Information Contact:

ProAssurance Corporation	Eastern Insurance Holdings, Inc.
Frank B. O’Neil	Kevin Shook
Sr. Vice President, Corporate Communications & Investor Relations	Executive Vice President, Treasurer & Chief Financial Officer
800.282.6242 · 205.877.4461 · foneil@ProAssurance.com	855.533.3444 · 717.735.1660 · kshook@eains.com

Eastern Insurance Holdings, Inc. to be Acquired by ProAssurance Corporation

BIRMINGHAM, AL and LANCASTER, PA- (PR Newswire) – September 24, 2013 – ProAssurance Corporation (NYSE: PRA) and Eastern Insurance Holdings, Inc. (NASDAQ: EIHI) announced today that Eastern Insurance Holdings (Eastern) will merge with a newly formed subsidiary of ProAssurance Corporation (ProAssurance) in an all-cash transaction that values Eastern at $24.50 per share. As a result of the merger, Eastern will become a wholly-owned subsidiary of ProAssurance. The transaction, with an aggregate value of approximately $205 million, is expected to close by January 1, 2014.

“This is another important strategic transaction for ProAssurance as we continue to build the insurance platform that will allow us to serve the needs of policyholders and shareholders in the years and decades ahead.” said ProAssurance’s Chairman and Chief Executive Officer, W. Stancil Starnes. “Eastern is a best-in-class workers’ compensation specialist with a proven track record of delivering attractive growth and underwriting profit throughout the insurance cycle. Eastern has a strong, long-term position in healthcare workers’ compensation that will allow us to broaden the high quality products we are able to offer our existing customers. Equally important is the product line diversification the transaction will provide for the combined organization. Medical professional liability and workers’ compensation are “long-tailed” lines which are best managed through core competencies that we both share, including disciplined underwriting, proactive risk management strategies, strong claims organizations, and a conservative approach to investing. Finally, we anticipate this transaction will be accretive to our 2014 earnings before any one-time transaction related expenses.”

The President and Chief Executive Officer of Eastern, Michael Boguski, said, “ProAssurance is the ideal long-term partner for us. They share our vision for profitably growing our workers’ compensation business through targeted geographic expansion and value-added relationships with agency partners. ProAssurance and Eastern have well established business models that produce excellent results over changing insurance cycles and economic conditions. We share similar employee cultures built on integrity, innovation and carefully cultivated customer and employee loyalty. We look forward to continuing to execute our strategic plan under the Eastern brand with the support, expertise and financial strength of our new partners at ProAssurance. We are extremely pleased to join the ProAssurance family of companies.”

Mr. Starnes explained why Eastern proved to be the best way for ProAssurance to broaden its medically focused product lines, “We have evaluated the workers’ compensation market for some time and believe that a targeted strategy in this large sector will prove equally attractive for ProAssurance shareholders and policyholders, who will have access to the unmatched expertise of Eastern. We believe Eastern will bring us a high quality insurance organization that understands and operates profitably in this market, has successfully executed an expansion strategy and shares a commitment to excellent customer service. We are positioned to grow in our respective markets and believe Eastern’s segregated portfolio cell business and expertise will help expand alternative market opportunities in medical professional liability and workers’ compensation for our healthcare customers.”

ProAssurance will maintain Eastern’s corporate office in Lancaster, Pennsylvania and its existing regional and satellite offices under the direction of its current President and Chief Executive Officer, Michael Boguski and his management team. “We are highly focused on acquiring companies with strong management and superior insurance expertise and have found that in the Eastern team,” added Mr. Starnes. “We are very pleased that Eastern’s senior executives have agreed to enter into long-term employment contracts in conjunction with the transaction.”

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The Board of Directors of Eastern has unanimously approved the merger and resolved to recommend that Eastern’s shareholders vote in favor of the transaction; shareholder approval is not required for ProAssurance. The transaction is subject to customary conditions, including regulatory and Eastern shareholder approval. There is no financing condition to consummate the transaction. Eastern will pay its previously announced September quarterly dividend of $0.11 per share and will be permitted to pay an additional $0.11 per share dividend if ProAssurance has not received regulatory approval for the transaction by December 31, 2013.

Transaction Advisors

ProAssurance Corporation is being advised in this transaction by Raymond James & Associates and the law firm of Burr & Forman, LLP. Eastern Insurance Holdings, Inc. is being advised by Keefe, Bruyette & Woods, Inc. and the law firm of Stevens & Lee.

Conference Call Information

ProAssurance will discuss the broad details and benefits of the transaction to both organizations during a conference call scheduled for Tuesday, September 24, 2013 at 8:30 AM ET. Interested investors may dial (888) 587-0615 (toll free) or (719) 457-1035 to participate. The call will be webcast on ProAssurance.com and on StreetEvents.com. A telephone replay will be available through October 30, 2013 at (888) 203-1112 or (719) 457-0820, using access code 6265880. An internet replay will also be available at ProAssurance.com and StreetEvents.com. A podcast of the call will be available on a free subscription basis through a link on the home page of the ProAssurance website or through Apple’s iTunes.

About ProAssurance

ProAssurance (www.ProAssurance.com) is an industry-leading specialty insurance company with extensive expertise in medical professional liability, products liability for medical technology and life sciences and legal professional liability. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past seven years and is consistently ranked as a top performing property casualty insurer in Moody’s Yearly Statistical Handbook. ProAssurance Group is rated “A+” (Superior) by A.M. Best and ProAssurance is rated “A” (Strong) by Fitch Ratings.

About Eastern

Eastern (www.eihi.com) operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation products and services and segregated portfolio cell reinsurance business. Eastern has service offices in Pennsylvania, North Carolina, Indiana, Tennessee, Virginia, and Mississippi. Eastern is rated “A” (Stable) by A.M. Best.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any shareholder of Eastern. In connection with the Agreement and Plan of Merger among ProAssurance, Eastern and a newly formed subsidiary of ProAssurance, (the “Merger Agreement”), Eastern intends to file a proxy statement with the United States Securities and Exchange Commission (the “SEC”). Investors and shareholders are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about Eastern, ProAssurance and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Eastern or ProAssurance with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed by Eastern with the SEC by directing a written request to “Investor Relations,” Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, or by accessing Eastern’s website at www.eihi.com under the heading “Investor Relations” and then under “SEC Filings.”

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PARTICIPANTS IN THE SOLICITATION

Eastern and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Eastern in connection with the proposed transaction. Information about Eastern’s directors and executive officers is available in Eastern’s definitive proxy statement, dated April 4, 2013, for its 2013 annual meeting of shareholders. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement that Eastern will file with the SEC, when it becomes available.

Caution Regarding Forward-Looking Statements

Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the proposed merger of Eastern into ProAssurance include, but are not limited to, the following:

•	the business of Eastern and ProAssurance may not be combined successfully, or such combination may take longer to accomplish than expected;
•	the cost savings from the merger may not be fully realized or may take longer to realize than expected;
•	operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;
•	governmental approvals of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
•	there may be restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
•	the board of directors of Eastern may withdraw its recommendation and support a competing acquisition proposal; and
•	Eastern’s shareholders may fail to approve the merger.

The following important factors are among those that could affect the actual outcome of other future events:

•	changes in general economic conditions;

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•	our ability to maintain our dividend payments;
•	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
•	the enactment or repeal of tort reforms;
•	changes in the interest rate environment;
•	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
•	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
•	formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
•	the impact of deflation or inflation;
•	changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;
•	changes in laws or government regulations affecting the financial services industry, the property and casualty insurance industry, or particular insurance lines underwritten by our subsidiaries;
•	the effects of changes in the healthcare delivery system, including, but not limited to, the Patient Protection and Affordable Care Act;
•	consolidation of healthcare providers and entities that are more likely to self-insure and not purchase medical professional liability insurance;
•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;
•	changes in the availability, cost, quality, or collectability of insurance/reinsurance;
•	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
•	allegations of bad faith which may arise from our handling of any particular claim, including failure to settle;
•	loss of independent agents;
•	changes in our organization, compensation and benefit plans;
•	our ability to retain and recruit senior management;
•	assessments from guaranty funds;
•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
•	provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or may impede a takeover;
•	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;

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•	taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties; and
•	insurance market conditions may alter the effectiveness of our current business strategy and impact our revenues.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Eastern and ProAssurance with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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